Exhibit 99.1
IBEX Reports Record Quarterly Revenue and EPS, Raises Fiscal Year Guidance

•Record Revenue, Adjusted EBITDA, EPS, and Adjusted EPS
•Revenue grew 17% versus prior year quarter, fifth consecutive quarter of double-digit growth
•Diluted EPS grew 22% versus prior year quarter to $0.89, and adjusted EPS grew 11% to $0.91
•Raises Fiscal Year Revenue and Adjusted EBITDA Guidance
•Strategic partnership announced with Sierra AI

WASHINGTON, DC— May 6, 2026 —IBEX Limited (“ibex”) (Nasdaq: IBEX), a global leader in outsourced business services and AI-powered customer experience solutions, today announced financial results for its third fiscal quarter ended March 31, 2026.

	Three Months Ended March 31,				Nine Months Ended March 31,
($ millions, except per share amounts)	2026	2025	Change		2026	2025	Change
Revenue	$164.4	$140.7	16.8%		$479.8	$411.1	16.7%
Net income	$13.3	$10.5	27.3%		$37.6	$27.3	37.8%
Net income margin	8.1%	7.4%	70	bps	7.8%	6.6%	120	bps
Adjusted net income (1)	$13.6	$11.8	15.2%		$39.5	$30.4	29.8%
Adjusted net income margin (1)	8.3%	8.4%	(10)	bps	8.2%	7.4%	80	bps
Adjusted EBITDA (1)	$22.0	$19.4	13.6%		$62.2	$51.5	20.7%
Adjusted EBITDA margin (1)	13.4%	13.8%	(40)	bps	13.0%	12.5%	50	bps
Earnings per share - diluted (2)	$0.89	$0.73	21.9%		$2.54	$1.70	49.6%
Adjusted earnings per share - diluted (1,2)	$0.91	$0.82	10.7%		$2.67	$1.90	40.7%

(1)See accompanying Exhibits for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2)The current period percentages are calculated based on exact amounts, and therefore may not recalculate exactly using rounded numbers as presented.

“Ibex delivered another record-breaking quarter with revenue growth of 17% to $164.4 million, our fifth straight double-digit growth quarter, and adjusted EPS growth of 11%, adding to the momentum we’ve amassed over the last two years,” said Bob Dechant, ibex CEO. “Our strong results were again anchored by our two performance pillars: driving new wins with key logos and continued market share gains driven by our ability to deliver the highest levels of operational excellence. Going forward, we will continue to define the new era of BPO 3.0 with a strategy designed to make ourselves even more valuable, more capable, and more essential to existing and new clients alike.”

“To that end, we recently announced a landmark strategic partnership with Sierra.ai, the leading AI-powered customer experience platform. Through this partnership, ibex will integrate Sierra’s market-leading AI technology with our best-in-class CX expertise, tech integration, and deep analytics to design and deploy scalable, end-to-end, AI-powered CX solutions. We are positioned to provide best-in-class service that leverages the strengths of both automated and human-powered support, providing a truly end-to-end orchestration of the customer experience. Since signing this partnership, our sales teams have already seen both the volume and velocity of deal opportunities accelerate with some decisive early wins. We believe this collaboration will be transformative for our business and set ibex truly apart from the rest of our industry.”

Third Quarter Financial Performance
Revenue
•Revenue of $164.4 million, an increase of 16.8% from $140.7 million in the prior year quarter, was driven by broad-based growth across four verticals: HealthTech (+53.7%), Technology (+42.6%), Travel, Transportation and Logistics (+15.1%), and Retail & E-commerce (+8.3%), along with continued growth in the digital acquisition business.

Net Income and Earnings Per Share
•Net income increased to $13.3 million compared to $10.5 million in the prior year quarter. Net income was favorably impacted by revenue growth in our higher margin offshore regions and lower selling, general, and administrative expenses as a percentage of revenue.
•Net income margin increased to 8.1% compared to 7.4% in the prior year quarter.
•Diluted earnings per share increased to $0.89 compared to $0.73 in the prior year quarter.
•Non-GAAP adjusted net income increased to $13.6 million compared to $11.8 million in the prior year quarter (see Exhibit 1 for reconciliation).
•Non-GAAP adjusted diluted earnings per share increased to $0.91 compared to $0.82 in the prior year quarter (see Exhibit 1 for reconciliation).
Non-GAAP Adjusted EBITDA
•Adjusted EBITDA increased to $22.0 million compared to $19.4 million in the prior year quarter (see Exhibit 2 for reconciliation).
•Adjusted EBITDA margin was 13.4% compared to 13.8% in the prior year quarter (see Exhibit 2 for reconciliation).

Cash Flow and Balance Sheet
•Capital expenditures were $5.3 million, consistent with the prior year quarter.
•Cash flow from operating activities was $11.9 million compared to $8.8 million in the prior year quarter.
•Free cash flow was $6.6 million compared to $3.6 million in the prior year quarter (see Exhibit 3 for reconciliation).
•During the quarter, we repurchased 140,300 shares for $4.5 million.
•Net cash was $14.0 million, compared to net cash of $13.7 million as of June 30, 2025 (see Exhibit 4 for reconciliation).

Third Quarter Review and Fiscal 2026 Business Outlook
“Our strong financial results in fiscal year 2026 are being driven by our differentiated strategy and sustainable growth trends with our clients, giving us confidence in continued outperformance heading into fiscal year 2027. Our third quarter revenue was again led by meaningful growth in our higher margin services and vertical markets, particularly our robust growth in HealthTech. This combination of drivers led to a record quarterly adjusted EBITDA of $22.0 million,” said Taylor Greenwald, CFO of ibex.

“As we enter the fourth quarter, our healthy balance sheet and cash flows are enabling us to make thoughtful investments to support increased capacity for anticipated growth as well as to further extend our current AI leadership position. Reflective of our outstanding performance thus far and our forward momentum, we are raising our revenue and adjusted EBITDA guidance for the third time this year.”

Fiscal Year 2026 Guidance
•     Revenue is expected to be in the range of $638 to $642 million, up from $620 to $630 million.
•Adjusted EBITDA is expected to be in the range of $82 to $84 million, up from $80 to $82 million.
•Capital expenditures are now expected to be in the range of $25 to $30 million, up from our previous range of $20 to $25 million, as a result of ongoing investment to meet increased demand in higher margin regions.

Conference Call and Webcast Information
IBEX Limited will host a conference call and live webcast to discuss its third quarter of fiscal year 2026 financial results at 4:30 p.m. Eastern Time today, May 6, 2026. We will also post to this section of our website the earning slides, which will accompany our conference call and live webcast, and encourage you to review the information that we make available on our website.
Live and archived webcasts can be accessed at: https://investors.ibex.co/.
Financial Information
This announcement does not contain sufficient information to constitute an interim financial report as defined in Financial Accounting Standards ASC 270, “Interim Reporting.” The financial information in this press release has not been audited.
Non-GAAP Financial Measures
We present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance and liquidity. We also use these measures internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance, as we believe that these non-GAAP financial measures provide a more helpful depiction of our performance of the business by encompassing only relevant and manageable events, enabling us to evaluate and plan more effectively for the future. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures and ratios are not measurements of our performance, financial condition or liquidity under GAAP and should not be considered as alternatives to operating profit or net income / (loss) or as alternatives to cash flow from operating, investing or financing activities for the period, or any other performance measures, derived in accordance with GAAP.
ibex is not providing a quantitative reconciliation of forward-looking non-GAAP adjusted EBITDA to the most directly comparable GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, non-recurring expenses, foreign currency gains and losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.
About ibex
ibex is a global leader in outsourced business services and AI-powered customer experience solutions, enabling the world’s best brands to deliver truly differentiated experiences for their customers. Leveraging a global team of more than 36,000 human CX experts – powered by the best AI technology, decades of CX innovation, and deep business insights – ibex engineers seamless, end-to-end customer journeys from AI agents to human agents at scale across retail, e-commerce, healthcare, fintech, utilities, technology, logistics, and more. Discover more at ibex.co and connect with us on LinkedIn.
Forward Looking Statements
In addition to historical information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “forecast,” or the negative of these terms or other similar expressions. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, and our strategies, priorities and business plans. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could impact our actual results include: our ability to attract new business and retain key clients; our profitability based on our utilization, pricing and managing costs; the potential for our clients or potential clients to consolidate; our clients deciding to enter into or further expand their insourcing activities and current trends toward outsourcing services may reverse; general economic uncertainty in global markets and unfavorable economic conditions, including inflation, rising interest rates, recession, foreign exchange fluctuations and supply-chain issues; our ability to manage our international operations, particularly in the Philippines, Jamaica, Pakistan and Nicaragua; natural events, health epidemics, global geopolitical conditions, including developing or ongoing conflicts, widespread civil unrest, terrorist attacks and other attacks of violence involving any of the countries in which we or our clients operate; our ability to anticipate, develop and implement information technology solutions that keep pace with evolving industry standards and changing client demands, including the effective adoption of Artificial Intelligence into our offerings; our ability to recruit, engage, motivate, manage and retain our global workforce; our ability to comply with applicable laws and regulations, including those regarding privacy, data protection and information security, employment and anti-corruption; the effect of cyberattacks or cybersecurity vulnerabilities on our information technology systems; the impact of tax matters, including new legislation and actions by taxing authorities; and other factors discussed in the “Risk Factors” described in our periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and past filings on Form 20-F, and any other risk factors we include in subsequent filings with the SEC. Because of these uncertainties, you should not make any investment decisions based on our estimates and forward-looking statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this press release whether as a result of new information, future events or otherwise.

IR Contact:  ir@ibex.co
Media Contact:  Daniel Burris, VP, Marketing and Communication, ibex, daniel.burris@ibex.co

IBEX LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 31, 2026	June 30, 2025
Assets
Current assets
Cash and cash equivalents	$15,409	$15,350
Accounts receivable, net	129,154	117,136
Prepaid expenses	16,889	9,443
Due from related parties	—	40
Tax advances and receivables	2,057	1,522
Other current assets	1,921	2,128
Total current assets	165,430	145,619

Non-current assets
Property and equipment, net	42,799	32,563
Operating lease assets	54,054	62,276
Goodwill	11,832	11,832
Deferred tax asset, net	7,953	7,163
Other non-current assets	15,179	13,762
Total non-current assets	131,817	127,596
Total assets	$297,247	$273,215

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$21,467	$18,692
Accrued payroll and employee-related liabilities	38,193	38,588
Current deferred revenue	6,830	5,498
Current operating lease liabilities	14,596	14,332
Current debt	819	823
Due to related parties	—	22
Income taxes payable	2,890	1,986
Total current liabilities	84,795	79,941

Non-current liabilities
Non-current deferred revenue	1,832	1,130
Non-current operating lease liabilities	45,038	53,804
Long-term debt	572	796
Other non-current liabilities	4,227	3,235
Total non-current liabilities	51,669	58,965
Total liabilities	136,464	138,906

Stockholders' equity
Common shares	2	1
Treasury stock	(113,446)	(103,338)
Additional paid-in capital	224,225	218,241
Accumulated other comprehensive loss	(13,323)	(6,336)
Retained earnings	63,325	25,741
Total stockholders' equity	160,783	134,309
Total liabilities and stockholders' equity	$297,247	$273,215

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenue	$164,407	$140,736	$479,807	$411,135

Cost of services (exclusive of depreciation and amortization presented separately below)	115,614	96,017	338,820	284,820
Selling, general and administrative	27,467	27,061	81,547	78,982
Depreciation and amortization	5,170	4,329	14,298	12,984
Total operating expenses	148,251	127,407	434,665	376,786
Income from operations	16,156	13,329	45,142	34,349

Interest income	62	32	151	926
Interest expense	(249)	(404)	(714)	(1,186)
Income before income taxes	15,969	12,957	44,579	34,089

Provision for income tax expense	(2,644)	(2,488)	(6,995)	(6,821)
Net income	$13,325	$10,469	$37,584	$27,268

Other comprehensive income
Foreign currency translation adjustments	$(1,123)	$374	$(2,704)	$851
Unrealized (loss) / gain on cash flow hedging instruments, net of tax	(1,679)	385	(4,283)	571
Total other comprehensive (loss) / income	(2,802)	759	(6,987)	1,422
Total comprehensive income	$10,523	$11,228	$30,597	$28,690

Net income per share
Basic	$0.99	$0.79	$2.80	$1.80
Diluted	$0.89	$0.73	$2.54	$1.70

Weighted average common shares outstanding
Basic	13,454	13,264	13,427	15,109
Diluted	14,994	14,404	14,780	16,135

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,325	$10,469	$37,584	$27,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,170	4,329	14,298	12,984
Noncash lease expense	3,394	3,611	10,319	10,020
Deferred income tax	642	(942)	(790)	(1,709)
Stock-based compensation expense	788	1,601	4,452	3,506
Allowance for expected credit losses	88	105	313	428
Change in assets and liabilities:
Decrease / (increase) in accounts receivable	1,222	455	(12,354)	(22,050)
Increase / (decrease) in prepaid expenses and other current assets	(8,167)	1,405	(10,373)	392
Increase / (decrease) in accounts payable and accrued liabilities	312	(6,120)	(545)	(3,042)
Decrease / (increase) in deferred revenue	(1,331)	(1,262)	2,034	1,203
Decrease in operating lease liabilities	(3,579)	(4,823)	(10,760)	(11,269)
Net cash inflow from operating activities	11,864	8,828	34,178	17,731

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,273)	(5,267)	(24,644)	(13,216)
Net cash outflow from investing activities	(5,273)	(5,267)	(24,644)	(13,216)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	24,600	60,150	35,600	69,310
Repayments of line of credit	(24,600)	(48,550)	(35,600)	(50,210)
Proceeds from the exercise of options	466	2,809	3,814	3,534
Taxes paid related to net share settlement of equity awards	(2,261)	—	(2,302)	—
Principal payments on finance leases	(284)	(286)	(833)	(639)
Purchase of treasury shares	(4,580)	(25,052)	(10,133)	(76,421)
Net cash outflow from financing activities	(6,659)	(10,929)	(9,454)	(54,426)
Effects of exchange rate difference on cash and cash equivalents	17	139	(21)	168
Net (decrease) / increase in cash and cash equivalents	(51)	(7,229)	59	(49,743)
Cash and cash equivalents, beginning	15,460	20,206	15,350	62,720
Cash and cash equivalents, ending	$15,409	$12,977	$15,409	$12,977

IBEX LIMITED AND SUBSIDIARIES
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
EXHIBIT 1: Adjusted net income, adjusted net income margin, and adjusted earnings per share

We define adjusted net income as net income before the effect of the following items: severance costs, foreign currency gains and losses, and stock-based compensation expense, net of the tax impact of such adjustments. We define adjusted net income margin as adjusted net income divided by revenue. We define adjusted earnings per share as adjusted net income divided by weighted average diluted shares outstanding.

The following table provides a reconciliation of net income to adjusted net income, net income margin to adjusted net income margin, and diluted earnings per share to adjusted earnings per share for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
($000s, except per share amounts)	2026	2025	2026	2025
Net income	$13,325	$10,469	$37,584	$27,268
Net income margin	8.1%	7.4%	7.8%	6.6%

Severance costs	814	—	973	—
Foreign currency (gain) / loss	(913)	121	(2,678)	666
Stock-based compensation expense	788	1,601	4,452	3,506
Total adjustments	$689	$1,722	$2,747	$4,172
Tax impact of adjustments[1]	(437)	(404)	(829)	(1,006)
Adjusted net income	$13,577	$11,787	$39,502	$30,434
Adjusted net income margin	8.3%	8.4%	8.2%	7.4%

Diluted earnings per share	$0.89	$0.73	$2.54	$1.70
Per share impact of adjustments to net income	0.02	0.09	0.13	0.20
Adjusted earnings per share	$0.91	$0.82	$2.67	$1.90

Weighted average diluted shares outstanding	14,994	14,404	14,780	16,135
1The tax impact of each adjustment is calculated using the effective tax rate in the relevant jurisdictions.

EXHIBIT 2: EBITDA, adjusted EBITDA, and adjusted EBITDA margin
EBITDA is a non-GAAP profitability measure that represents net income before the effect of the following items: interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before the effect of the following items: severance costs, interest income, foreign currency gains and losses, and stock-based compensation expense. Adjusted EBITDA margin is a non-GAAP profitability measure that represents adjusted EBITDA divided by revenue.

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA and net income margin to adjusted EBITDA margin for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
($000s)	2026	2025	2026	2025
Net income	$13,325	$10,469	$37,584	$27,268
Net income margin	8.1%	7.4%	7.8%	6.6%

Interest expense	249	404	714	1,186
Income tax expense	2,644	2,488	6,995	6,821
Depreciation and amortization	5,170	4,329	14,298	12,984
EBITDA	$21,388	$17,690	$59,591	$48,259
Severance costs	814	—	973	—
Interest income	(62)	(32)	(151)	(926)
Foreign currency (gain) / loss	(913)	121	(2,678)	666
Stock-based compensation expense	788	1,601	4,452	3,506
Adjusted EBITDA	$22,015	$19,380	$62,187	$51,505

Adjusted EBITDA margin	13.4%	13.8%	13.0%	12.5%
EXHIBIT 3: Free cash flow

We define free cash flow as net cash provided by operating activities less capital expenditures.

	Three Months Ended March 31,		Nine Months Ended March 31,
($000s)	2026	2025	2026	2025
Net cash provided by operating activities	$11,864	$8,828	$34,178	$17,731
Less: capital expenditures	5,273	5,267	24,644	13,216
Free cash flow	$6,591	$3,561	$9,534	$4,515
EXHIBIT 4: Net cash

We define net cash as total cash and cash equivalents less debt.

	March 31,	June 30,
($000s)	2026	2025
Cash and cash equivalents	$15,409	$15,350

Debt
Current	$819	$823
Non-current	572	796
Total debt	$1,391	$1,619
Net cash	$14,018	$13,731